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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in Registration Statement of Petroleum Geo-Services ASA on Form S-8 (SEC Registration No. 333-6420) and in the Prospectuses constituting part of the Registration Statements of Petroleum Geo-Services ASA on Form F-3 (SEC Registration Nos. 333-90379, 333-9518 and 333-9520) and part of the Registration Statement of Petroleum Geo-Services ASA on Form F-4 (SEC Registration No. 333-9702) of our report dated March 31, 2000, relating to the financial statements, which appears in this Annual Report of Petroleum Geo-Services ASA on Form 20-F for the fiscal year ended December 31, 1999.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
June 16, 2000